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                                  EXHIBIT 23.02

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

   The Board of Directors
   FirstSense Software, Inc.:

   We consent to incorporation by reference in the registration statements (Nos. 333-40456, 333-31484, 333-78087, 333-51945, 333-40645 and 333-38363) on Form S-8
and (No. 333-36170) on Form S-3 of Concord Communications, Inc. of our report dated April 5, 2000, with respect to the balance sheet of FirstSense Software, Inc. as of December 31, 1999, and the related statements of operations, stockholders' (deficit) equity, and cash flows for the years ended December 31, 1999 and 1998, which report appears in the December 31, 2000 annual report on Form 10-K of Concord Communications, Inc.

                                         /s/ KPMG LLP
                                             KPMG LLP

Boston, Massachusetts
March 21, 2001